EXHIBIT 24.1

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file Post-Effective Amendments to Registration Statements on Form S-8 of Registration No. 33-52125 pertaining to the Ashland Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors, Registration No. 33-32612 pertaining to the Ashland Inc. Employee Savings Plan, Registration No. 33-55922 pertaining to the Ashland Inc. 1993 Stock Incentive Plan, Registration No. 33-49907 pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan, Registration No. 33-62901 pertaining to the Ashland Inc. Deferred Compensation Plan, Registration No. 333-33617 pertaining to the Ashland Inc. 1997 Stock Incentive Plan, Registration No. 333-54766 pertaining to the Amended and Restated Ashland Inc. Incentive Plan, Registration No. 333-122270 pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (2005), and Registration No. 333-122269 pertaining to the Ashland Inc. Deferred
Compensation Plan for Employees (2005); Post-Effective Amendments to Registration Statements on Form S-3 of Registration No. 333-78675 pertaining to the registration of 68,925 shares of Ashland Inc. Common Stock, Registration No. 333-36842 pertaining to the registration of 96,600 shares of Ashland Inc. Common Stock, Registration No. 333-54762 pertaining to the registration of 149,300 shares of Ashland Inc. Common Stock, Registration No. 333-82830 pertaining to the registration of 265,100 shares of Ashland Inc. Common Stock, Registration No. 33-105396 pertaining to the registration of 296,385 shares of Ashland Inc. Common Stock, and Registration No. 333-69138 pertaining to the offering of $600,000,000 of Debt Securities, Preferred Stock, Depository Shares, Common Stock and/or Warrants of Ashland Inc.; and Post-Effective Amendments to the Registration Statement on Form S-4 of Registration No. 333-119689-01, with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints JAMES J. O'BRIEN, DAVID L. HAUSRATH and LINDA L. FOSS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Post-Effective Amendments and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto, with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  June 14, 2005

/s/ James J. O'Brien                                            /s/ Kathleen Ligocki
-------------------------------------------                     ---------------------------------------------
James J. O'Brien, Chairman of the Board                           Kathleen Ligocki, Director
and Chief Executive Officer

/s/ J. Marvin Quin                                              /s/ Patrick F. Noonan
-------------------------------------------                     ---------------------------------------------
J. Marvin Quin, Senior Vice President                            Patrick F. Noonan, Director
and Chief Financial Officer

/s/ Lamar M. Chambers                                           /s/ Ernest H. Drew
-------------------------------------------                     ---------------------------------------------
Lamar M. Chambers, Vice President and                             Ernest H. Drew, Director
Controller

/s/ Roger W. Hale                                               /s/ George A. Schaefer, Jr.
-------------------------------------------                     ---------------------------------------------
Roger W. Hale, Director                                           George A. Schaefer, Jr., Director


/s/ Bernadine P. Healy                                          /s/ Theodore M. Solso
-------------------------------------------                     ---------------------------------------------
Bernadine P. Healy, Director                                      Theodore M. Solso, Director


/s/ Mannie L. Jackson                                           /s/ Michael J. Ward
-------------------------------------------                     ---------------------------------------------
Mannie L. Jackson, Director                                       Michael J. Ward, Director
